SEI TAX EXEMPT TRUST
SEI DAILY INCOME TRUST
SEI INSTITUTIONAL MANAGED TRUST
SEI INSTITUTIONAL INTERNATIONAL TRUST
SEI ASSET ALLOCATION TRUST
SEI INSTITUTIONAL INVESTMENTS TRUST
ADVISER MANAGED TRUST
NEW COVENANT FUNDS
SEI INSURANCE PRODUCTS TRUST
SEI CATHOLIC VALUES TRUST
			 SEI CAYMAN FOREIGN CORPORATIONS
Financial Officer Code of Ethics
1.	Introduction
The reputation and integrity of SEI Liquid
Asset Trust, SEI Tax Exempt Trust, SEI Daily
Income Trust, SEI Institutional Managed Trust,
SEI Institutional International Trust, SEI
Asset Allocation Trust, SEI Institutional
Investments Trust, Adviser Managed Trust, New
Covenant Funds, SEI Insurance Products Trust,
SEI Catholic Values Trust and SEI Cayman
Foreign Corporations (each a Trust and,
collectively, the Trusts) are valuable assets
that are vital to the each Trusts success.
The Trusts senior financial officers (SFOs)
are responsible for conducting the Trusts
business in a manner that demonstrates a
commitment to the highest standards of
integrity. The Trusts SFOs include the
principal executive officer, the principal
financial officer, comptroller or principal
accounting officer, and any person who
performs a similar function.
The Sarbanes-Oxley Act of 2002 (the Act)
effected sweeping corporate disclosure and
financial reporting reform on public
companies, including mutual funds, to address
corporate malfeasance and assure investors
that the companies in which they invest are
accurately and completely disclosing financial
information.  Under the Act, all public
companies (including the Trusts) must either
have a code of ethics for their SFOs, or
disclose why they do not.  The Act was
intended to foster corporate environments
which encourage employees to question and
report unethical and potentially illegal
business practices.  Each Trust has chosen to
adopt this Financial Officer Code of Ethics
(the Code) to encourage its SFOs to act in a
manner consistent with the highest principles
of ethical conduct.
2.	Purposes of the Code
The purposes of this Code are:
To promote honest and ethical conduct
by each Trusts SFOs, including the
ethical handling of actual or
apparent conflicts of interest
between personal and professional
relationships;
To assist each Trusts SFOs in
recognizing and avoiding conflicts of
interest, including disclosing to an
appropriate person any material
transaction or relationship that
reasonably could be expected to give
rise to such a conflict;
To promote full, fair, accurate,
timely, and understandable disclosure
in reports and documents that the
Trusts file with, or submit to, the
SEC and in other public
communications made by the Trusts;
To promote compliance with applicable
laws, rules and regulations;
To encourage the prompt internal
reporting to an appropriate person of
violations of this Code; and
To establish accountability for
adherence to this Code.
3.	Questions about this Code
Each Trusts compliance officer designated to
oversee compliance with the Trusts Code of
Ethics adopted pursuant to Rule 17j-1 shall
serve as Compliance Officer for the
implementation and administration of this
Code.  You should direct your questions about
this Code to the Compliance Officer.
4.	Conduct Guidelines
Each Trust has adopted the following
guidelines under which the Trusts SFOs must
perform their official duties and conduct the
business affairs of the Trust.
a)	Ethical and honest conduct is of
paramount importance.  Each Trusts SFOs
must act with honesty and integrity and
avoid violations of this Code, including
the avoidance of actual or apparent
conflicts of interest with the Trust in
personal and professional relationships.
b)	SFOs must disclose material transactions
or relationships. Each Trusts SFOs must
disclose to the Compliance Officer any
actual or apparent conflicts of interest
the SFO may have with the Trust that
reasonably could be expected to give
rise to any violations of this Code.
Such conflicts of interest may arise as
a result of material transactions or
business or personal relationships to
which the SFO may be a party.  If it is
not possible to disclose the matter to
the Compliance Officer, it should be
disclosed to the Trusts Chief Financial
Officer, Chief Executive Officer or
another appropriate person.  In addition
to disclosing any actual or apparent
conflicts of interest in which an SFO is
personally involved, the Trusts SFOs
have an obligation to report any other
actual or apparent conflicts which they
discover or of which they otherwise
become aware.  If you are unsure whether
a particular fact pattern gives rise to
a conflict of interest, or whether a
particular transaction or relationship
is material, you should bring the matter
to the attention of the Compliance
Officer.
c)	Standards for quality of information
shared with service providers of the
Trusts.  Each Trusts SFOs must at all
times seek to provide information to the
Trusts service providers (adviser,
administrator, outside auditor, outside
counsel, custodian, etc.) that is
accurate, complete, objective, relevant,
timely, and understandable.
d)	Standards for quality of information
included in periodic reports. Each
Trusts SFOs must at all times endeavor
to ensure full, fair, timely, accurate,
and understandable disclosure in the
Trusts periodic reports.
e)	Compliance with laws.  Each Trusts SFOs
must comply with the federal securities
laws and other laws and rules applicable
to the Trusts, such as the Internal
Revenue Code.
f)	Standard of care.  Each Trusts SFOs must
at all times act in good faith and with
due care, competence and diligence,
without misrepresenting material facts
or allowing your independent judgment to
be subordinated. Each Trusts SFOs must
conduct the affairs of the Trust in a
responsible manner, consistent with this
Code.
g)	Confidentiality of information. Each
Trusts SFOs must respect and protect the
confidentiality of information acquired
in the course of their professional
duties, except when authorized by the
Trust to disclose it or where disclosure
is otherwise legally mandated.  You may
not use confidential information
acquired in the course of your work for
personal advantage.
h)	Sharing of information and educational
standards.  Each Trusts SFOs should
share information with relevant parties
to keep them informed of the business
affairs of the Trust, as appropriate,
and maintain skills important and
relevant to the Trusts needs.
i)	Promote ethical conduct. Each Trusts
SFOs should at all times proactively
promote ethical behavior among peers in
your work environment.
j)	Standards for recordkeeping.  Each
Trusts SFOs must at all times endeavor
to ensure that the Trusts financial
books and records are thoroughly and
accurately maintained to the best of
their knowledge in a manner consistent
with applicable laws and this Code.
5.	Waivers of this Code
You may request a waiver of a provision of
this Code by submitting your request in
writing to the Compliance Officer for
appropriate review.  For example, if a family
member works for a service provider that
prepares a Trusts financial statements, you
may have a potential conflict of interest in
reviewing those statements and should seek a
waiver of this Code to review the work.  An
executive officer of each Trust, or another
appropriate person (such as a designated Board
or Audit Committee member), will decide
whether to grant a waiver.  All waivers of
this code must be disclosed to the applicable
Trusts shareholders to the extent required by
SEC rules.
6.	Affirmation of the Code
Upon adoption of the Code, each Trusts SFOs
must affirm in writing that they have
received, read and understand the Code, and
annually thereafter must affirm that they have
complied with the requirements of the Code. To
the extent necessary, each Trusts Compliance
Officer will provide guidance on the conduct
required by this Code and the manner in which
violations or suspected violations must be
reported and waivers must be requested.
7.	Reporting Violations
In the event that an SFO discovers or, in good
faith, suspects a violation of this Code, the
SFO must immediately report the violation or
suspected violation to the Compliance Officer.
The Compliance Officer may, in his discretion,
consult with another member of the Trusts
senior management or the Board in determining
how to address the suspected violation.  For
example, a Code violation may occur when a
periodic report or financial statement of a
Trust omits a material fact, or is technically
accurate but, in the view of the SFO, is
written in a way that obscures its meaning.
SFOs who report violations or suspected
violations in good faith will not be subject
to retaliation of any kind.  Reported
violations will be investigated and addressed
promptly and will be treated as confidential
to the extent possible.
8.	Violations of the Code
Dishonest or unethical conduct or conduct that is illegal will constitute a violation of this Code, regardless of whether this Code specifically refers to such particular conduct. A violation of this Code may result in disciplinary action, up to and including removal as an SFO of the Trust. A variety of laws apply to the Trusts and their operations, including the Securities Act of 1933, the Investment Company Act of 1940, state laws relating to duties owed by Trust officers, and criminal laws. The Trusts will report any suspected criminal violations to the appropriate authorities, and will investigate, address and report, as appropriate, non-criminal violations.









Dated:	September 2016